                                                                   EXHIBIT 12.01


               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                                                           Three
                                                                          Months
                                                                           Ended
                                                                         March 31,
Dollars in millions                                                        2000
                                                                         --------

Earnings from operations:

Income before income taxes
and cumulative effect of change in accounting principles                  $1,581
Add fixed charges (see below)                                              2,969
                                                                          ------
Earnings as defined                                                       $4,550
                                                                          ======


Fixed charges from operations:
Interest expense                                                          $2,942
Other adjustments                                                             27
                                                                          ------
Fixed charges from operations as defined                                  $2,969
                                                                          ======
Ratio of earnings to fixed charges                                          1.53
                                                                          ======


NOTE: The ratio of earnings to fixed charges is calculated by dividing fixed charges into the sum of income before income taxes and cumulative effect of change in accounting principles and fixed charges. Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.